Exhibit 99.1

February 11, 2022

Twitter, Inc. Announces $2 Billion Accelerated Share Repurchase Agreements

SAN FRANCISCO, Calif., February 11, 2022 — Twitter, Inc. (“Twitter” or the “Company”) (NYSE: TWTR) today announced it has entered into accelerated share repurchase agreements (ASRs) with Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (collectively, the “Dealers”) to repurchase $2 billion of the Company’s common stock. The ASRs were entered into pursuant to Twitter’s recently announced share repurchase program, under which approximately $2 billion of share repurchase authorization will remain available upon completion of the ASRs.

Under the ASRs, Twitter will pre-pay the $2 billion purchase price to the Dealers and will receive an initial delivery of approximately 37.8 million shares of the Company’s common stock, with any remaining shares expected to be delivered by the end of the Company’s third fiscal quarter of 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the terms of the ASRs less a discount.

“This significant buyback is an important demonstration of our conviction in our strategy and our commitment to delivering shareholder value through disciplined capital allocation,” said Ned Segal, Twitter’s CFO. “Buying $2 billion of our shares in the near term, with flexibility to buy another $2 billion over time, enables us to balance our long-term strategy with returning capital to shareholders.”

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Twitter cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These statements include, but are not limited to, statements about Twitter’s long-term opportunity and the expected completion date of the ASR. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in our filings with the U.S. Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Twitter undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Twitter, Inc

Twitter (NYSE: TWTR) is what’s happening and what people are talking about right now. To learn more, visit about.twitter.com and follow @Twitter. Let’s talk.

Press:

Investors:

ir@twitter.com

Press:

press@twitter.com